Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2013 Equity Incentive Plan of Trevena, Inc. of our report dated March 20, 2014, with respect to the financial statements of Trevena, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
May 14, 2014